Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-289529

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 12, 2025)
$250,000,000

Sila Realty Trust, Inc.
Common Stock

Sila Realty Trust, Inc. (the “Company”) has entered into an ATM Equity Offering Sales Agreement, dated August 12, 2025 (the “Equity Sales Agreement”), with BofA Securities, Inc., Wells Fargo Securities, LLC, Truist Securities, Inc., BMO Capital Markets Corp., Huntington Securities, Inc., Citigroup Global Markets Inc., and Janney Montgomery Scott LLC (each, an “Agent,” and, collectively, the “Agents”) and the Forward Purchasers (as defined below), relating to shares of its common stock, $0.01 par value per share (“Common Stock”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the Equity Sales Agreement, an aggregate gross sales price of up to $250 million of shares of our Common Stock may be offered and sold from time to time through the Agents, as our sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Agents, as principals.
There are certain restrictions on transfer and ownership of our Common Stock intended to, among other things, preserve our qualification as a real estate investment trust (“REIT”) for federal income tax purposes. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent may agree or (2) “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. The Agents are not required to sell any specific number or dollar amount of shares of our Common Stock, but will use their commercially reasonable efforts as our sales agents or as Forward Sellers and subject to the terms of the Equity Sales Agreement, to sell the shares of our Common Stock offered by this prospectus supplement, as instructed by us.
The Equity Sales Agreement contemplates that, in addition to the issuance and sale by us of shares of our Common Stock to or through the Agents acting as our agents, we may enter into one or more separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), with certain of the Agents (or affiliates thereof) (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. Each Forward Purchaser will be either one of the Agents or an affiliate thereof, and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. We will not receive any proceeds from any sale of borrowed shares of our Common Stock through an Agent, as Forward Seller, and all such proceeds will be paid to the relevant Forward Purchaser (or an affiliate thereof).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds on each settlement date equal to the number of shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our Common Stock (in the case of net share settlement) to the relevant Forward Purchaser. For additional information, see “Plan of Distribution” in this prospectus supplement.
Each Agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our Common Stock sold through it as a sales agent. In connection with each forward sale agreement, we will pay the applicable Agent, as Forward Seller, a commission, in the form of a reduction to the initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our Common Stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares. In connection with the sale of shares of our Common Stock, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Agent (including, in the case of Agent, as Forward Seller, in the form of a reduction to the initial forward sale price under the related forward sale agreement) may be deemed to be underwriting commissions or discounts. There are not agreements for funds to be received in escrow, trust or similar relationship. Under the terms of the Equity Sales Agreement, we may also sell shares of our Common Stock to each of the Agents, as principal, at a price agreed upon at the time of sale. If we sell shares of our Common Stock to any Agent as principal, we will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering of shares of our Common Stock pursuant to the Equity Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock subject to the Equity Sales Agreement having an aggregate gross sales price of $250 million and (2) the termination of the Equity Sales Agreement by us, the Agents or the Forward Purchasers.

Investing in our Common Stock involves risks. See the information under the caption “Risk Factors” on page S-5 of this prospectus supplement, in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission (“SEC”), concerning factors you should consider before making a decision to invest in our Common Stock.
Our Common Stock is listed on the NYSE under the symbol “SILA.” On August 11, 2025, the last reported sale price of our Common Stock on the NYSE was $25.42 per share.
Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities	Wells Fargo Securities	Truist Securities

BMO Capital Markets	Huntington Capital Markets	Citigroup

Janney Montgomery Scott
The date of this prospectus supplement is August 12, 2025

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that is incorporated by reference herein and adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, as well as the documents or information incorporated by reference in this prospectus supplement or the accompanying prospectus. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our Common Stock. We have not, and the Agents, the Forward Sellers and the Forward Purchasers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Unless otherwise specified or the context otherwise requires, references in this prospectus supplement to “Sila,” “we,” “our,” “us” and the “Company” refer to Sila Realty Trust, Inc., a Maryland corporation, our Operating Partnership (as defined below) and all wholly-owned subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, goals, objectives, initiatives, financial position, prospects, competition, future transactions, acquisitions and partnerships, availability of funds, payment of distributions, share repurchases, sales of Common Stock under the Equity Sales Agreement or related forward sale agreements (including the timing and method of sales, settlement of such agreements and commission paid to Agents), capital and other significant expenditures, and liquidity, and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which the statements are made. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date on which they were made. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The forward-looking statements should be read in light of the risk factors identified in the Item 1A. Risk Factors section of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as those discussed in this prospectus supplement and the accompanying prospectus, as such factors may be updated from time to time in any future filings we make with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our Common Stock. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Company
Sila Realty Trust, Inc. is headquartered in Tampa, Florida, and has elected, and currently qualifies, to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes. Substantially all of Sila’s business is conducted through Sila Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”). Sila is the sole general partner of the Operating Partnership and directly and indirectly owns 100% of the Operating Partnership.
We are an internally managed company primarily focused on investing in high quality healthcare facilities across the continuum of care, which we believe typically generate predictable, durable and growing income streams. We may also make other real estate-related investments, which may include equity or debt interests in other real estate entities.
Corporate Information
On January 11, 2013, Sila was incorporated as Carter Validus Mission Critical REIT II, Inc., a Maryland corporation. The Company changed its name to Sila Realty Trust, Inc. in September of 2020. On June 13, 2024, our Common Stock began trading on the NYSE under the ticker symbol “SILA”. Our principal executive offices are located at 1001 Water Street, Suite 800, Tampa, Florida 33602, and our telephone number is (813) 287-0101. Our website address is https://silarealtytrust.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Sila Realty Trust, Inc.
Shares Offered	Shares of Common Stock, $0.01 par value per share, having aggregate sales proceeds of up to $250 million.
Use of Proceeds
We intend to use the net proceeds from any sales of shares of our Common Stock pursuant to this prospectus supplement or upon physical settlement of any forward sale agreement we may enter into with any of the Forward Purchasers for general corporate purposes, which may include, among other things, repaying amounts outstanding from time to time under our credit facilities, working capital and capital expenditures, potential future acquisitions, or a combination of the foregoing.

See “Use of Proceeds.”

NYSE Symbol	“SILA”
Restrictions on Ownership of Our Capital Stock
Our charter generally prohibits, with certain exceptions, any stockholder from beneficially or constructively owning more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding Common Stock or 9.8% in value of the aggregate of all outstanding shares of all classes and series of stock.

See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Accounting Treatment of any Forward Sales	For information concerning the expected accounting treatment of shares issuable upon settlement of any forward sale agreement, see “Plan of Distribution — Sales Through Forward Sellers” in this prospectus supplement.
Material U.S. Federal Income Tax Considerations	For a description of material U.S. federal income tax considerations of an investment in our Common Stock, please review the disclosure in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations.”
Risk Factors	Investing in our Common Stock involves risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and the information disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference before making a decision to invest in our Common Stock.

RISK FACTORS
Investment in our Common Stock involves risks. Before acquiring our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in the Company described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated in our subsequent filings with the SEC under the Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and might cause you to lose all or part of your investment in our Common Stock. Please also refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.
This offering and future sales or issuances of our Common Stock could be dilutive to our earnings per share, which may negatively affect the market price of our Common Stock.
The issuance and sale by us of any shares of our Common Stock in this offering or any forward sale agreement we may enter into with any of the Forward Purchasers, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share.
A large volume of sales of shares of our Common Stock, including the sale by us of shares in this offering or pursuant to any forward sale agreement, could decrease the market price of our Common Stock and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of shares of our Common Stock are not affected, the mere perception of the possibility of these sales could depress the market price of our Common Stock and have a negative effect on our ability to raise capital in the future. In addition, anticipated downward pressure on our Common Stock price due to actual or anticipated sales of Common Stock could cause some institutions or individuals to engage in short sales of our Common Stock, which may itself cause the price of our Common Stock to decline. In addition, future issuances of shares of our Common Stock may be dilutive to existing stockholders.
In addition, if we are unable to apply any net proceeds we may receive from this offering or from settlement under any forward sale agreement to make investments that generate sufficient revenues and earnings to offset the dilutive impact of the issuance by us of shares of our Common Stock in this offering or pursuant to such forward sale agreement, if any, there will be further dilution of our earnings per share.
The actual amount of dilution from this offering or any forward sale agreement, or from any future offering of our Common Stock, will be based on numerous factors, particularly the number of shares of our Common Stock issued, the use of proceeds and the return generated by such investment, and cannot be determined at this time.
Future issuances of debt securities, which would rank senior to our Common Stock upon our liquidation, and future issuances of equity securities (including preferred equity securities), which would dilute the holdings of our existing common stockholders and may be senior to our Common Stock for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our Common Stock.
In the future, we may issue debt or equity securities or incur other borrowings. Upon our liquidation, holders of our debt securities, other loans and preferred stock will receive a distribution of our available assets before common stockholders. If we incur debt in the future, our future interest costs could increase and adversely affect our liquidity and results of operations. We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional Common Stock issuances, directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our Common Stock. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make distributions to our common stockholders. Because our decision to issue debt or equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature, impact or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings will negatively affect the market price of our Common Stock.

Settlement provisions contained in any forward sale agreement subject us to certain risks.
We expect that any forward sale agreement will settle by the maturity date to be agreed upon with the Forward Purchaser in respect of a forward sale agreement. Such forward sale agreement may be settled earlier, however, in whole or in part, subject to the satisfaction of certain conditions. We currently expect that each forward sale agreement will be physically settled by delivery of shares of our Common Stock, unless we elect to cash settle or net share settle such forward sale agreement, on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such forward sale agreement, delivery of shares of our Common Stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our Common Stock, net share settlement will result in dilution to our earnings per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our Common Stock underlying a particular forward sale agreement, we expect that the relevant Forward Purchaser (or an affiliate thereof) will purchase a number of shares of our Common Stock necessary to satisfy its (or its affiliate’s) obligation to return the shares of our Common Stock borrowed from third parties in connection with the related hedging sales of shares of our Common Stock, adjusted, in the case of net share settlement, by any shares deliverable by or to us under that forward sale agreement. In addition, the purchase of shares of our Common Stock in connection with the relevant Forward Purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our Common Stock over such time, thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser would owe us) upon a cash settlement of such forward sale agreement or possibly increasing the number of shares of our Common Stock we would deliver to such Forward Purchaser (or possibly decreasing the number of shares of our Common Stock such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because insufficient shares of our Common Stock have been made available for borrowing by securities lenders or such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our Common Stock that constitutes an extraordinary dividend or is payable in (a) cash in excess of specified amounts (other than an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than our Common Stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our Common Stock) or (b) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate a settlement of a particular forward sale agreement upon the occurrence of the events described above will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of Common Stock under the settlement provisions of that particular forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share.
The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and will be decreased on certain dates by amounts related to expected dividends on shares of our Common Stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of shares of our Common Stock during the relevant unwind period under a particular forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under the relevant forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or net share settlement payment. See “Plan of Distribution—Sales Through Forward Sellers” for more information on the forward sale agreements.
In certain bankruptcy or insolvency events, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our Common Stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if an appropriate regulatory or other authority takes similar action, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our Common Stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our Common Stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our Common Stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our Common Stock.
Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.
We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. We may issue shares of our Common Stock at prices or for consideration that is greater than or less than the price at which our Common Stock is offered and sold by the Agents. To the extent we issue additional equity securities, your percentage ownership of our Common Stock would be reduced.
If securities analysts do not publish research or reports about our business or if they downgrade our Common Stock or our sector, our stock price and trading volume could decline.
The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose viability in the market, which in turn could cause our stock price or trading volume to decline.
The U.S. federal income tax treatment regarding cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is different than the applicable forward sale price, we will either receive a cash payment from or make a cash payment to the relevant Forward Purchaser. Under Section 1032 of the Code, generally, no gain or loss is recognized by a corporation in dealing in its own stock, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our Common Stock would qualify for the exemption under Section 1032 of the Code, because it is unclear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on gross income attributable to the greater of the amount by which we fail the (1) 75% gross income test or (2) the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability, as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations.” In the event that these relief provisions are not available, we could lose our REIT status under the Code. In the event that we are required to make a significant payment in cash to settle a forward agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. In the event that we are unable to obtain additional debt or equity financing or rely on certain relief provisions, we could lose our REIT status under the Code.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Affiliates of certain of the Agents may receive benefits in connection with this offering.
As of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders under our revolving line of credit with Bank of America, N.A., as Administrative Agent, which matures in 2029 (the “Revolving Credit Agreement”), senior unsecured term loan with Truist Bank, as Administrative Agent for the lenders, which matures in 2027 (the “2027 Term Loan Agreement”), and senior unsecured term loan with Truist Bank, as Administrative Agent for the lenders, which matures in 2028 (the “2028 Term Loan Agreement” and, together with the Revolving Credit Agreement and 2027 Term Loan Agreement, the “Unsecured Credit Facility”). To the extent that we use a portion of the net proceeds from this offering or from any forward sale agreement to repay the outstanding balance under our Unsecured Credit Facility, if any, such affiliates of the applicable Agents will receive their proportionate share of any amount that is repaid with the net proceeds from this offering or from any forward sale agreement. This transaction creates a potential conflict of interest because the Agents have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed. For additional information, see “Plan of Distribution” in this prospectus supplement.

USE OF PROCEEDS
Our Common Stock having aggregate gross sales proceeds of up to $250 million may be offered and sold from time to time pursuant to this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds, if any, are not determinable at this time. There can be no assurance that any of our Common Stock will be offered and sold or that we will fully utilize the sales agreement as a source of financing.
We intend to use the net proceeds from any sales of shares of our Common Stock pursuant to this prospectus supplement or upon physical settlement of any forward sale agreement we may enter into with any of the Forward Purchasers for general corporate purposes, which may include, among other things, repaying amounts outstanding from time to time under the Unsecured Credit Facility or future credit facilities, working capital and capital expenditures, potential future acquisitions, or a combination of the foregoing. We will not receive any proceeds from any sale of borrowed shares of our Common Stock through an Agent, as Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or an affiliate thereof).
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds on each settlement date equal to the number of shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our Common Stock (in the case of net share settlement) to the relevant Forward Purchaser. For additional information, see “Plan of Distribution” in this prospectus supplement.
The maximum commitments available under our Revolving Credit Agreement are $600,000,000, which may be increased, subject to lender approval, through incremental term loans and/or revolving loan commitments in an aggregate amount not to exceed $1,500,000,000. The Revolving Credit Agreement has a maturity date of February 16, 2029 (with two six-month extension options exercisable by us, subject to certain conditions). As of June 30, 2025, the Revolving Credit Agreement had an outstanding balance of $56,000,000. As of June 30, 2025, the maximum commitments available under our 2027 Term Loan Agreement were $250,000,000, which may be increased, subject to lender approval, to an aggregate amount not to exceed $500,000,000. The 2027 Term Loan Agreement matures on March 20, 2027 (with two twelve-month extension options exercisable by us, subject to certain conditions). As of June 30, 2025, the 2027 Term Loan Agreement had an aggregate outstanding principal balance of $250,000,000. As of June 30, 2025, the maximum commitments available under the 2028 Term Loan Agreement were $275,000,000, which may be increased, subject to lender approval, to an aggregate amount not to exceed $500,000,000. The 2028 Term Loan Agreement has a maturity date of January 31, 2028. As of June 30, 2025, the 2028 Term Loan Agreement had an aggregate outstanding principal balance of $275,000,000. The proceeds from the borrowings under our Unsecured Credit Facility were used for property acquisitions and other general corporate purposes.
At the Company’s election, loans under the Unsecured Credit Facility may be made as “Base Rate Loans” or “Secured Overnight Financing Rate Loans” and bear interest at variable rates. We have currently fixed 100% of our outstanding debt related to the 2027 Term Loan Agreement and 2028 Term Loan Agreement through interest rate swaps and the weighted average interest rate on our 2027 Term Loan Agreement and 2028 Term Loan Agreement was 4.6% as of June 30, 2025. The weighted average interest rate on our Revolving Credit Agreement was 5.6% as of June 30, 2025. In addition to interest, the Company is required to pay a fee on the unused portion of the lenders’ commitments under the Revolving Credit Agreement at a rate per annum equal to 0.20% if the average daily amount outstanding under the Revolving Credit Agreement is less than 50% of the aggregate commitments, or 0.15% if the average daily amount outstanding under the Revolving Credit Agreement is equal to or greater than 50% of the aggregate commitments. The unused fee is payable quarterly in arrears.
Pending application of cash proceeds, we will invest the net proceeds from this offering or upon physical settlement of any forward sale agreement in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT.

The amount and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering.
As of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders under our Unsecured Credit Facility. To the extent that we use a portion of the net proceeds from this offering or from any forward sale agreement to repay the outstanding balance under our Unsecured Credit Facility, if any, such affiliates of the applicable Agents will receive their proportionate share of any amount that is repaid with the net proceeds from this offering or from any forward sale agreement. Likewise, to the extent that net proceeds from this offering or upon physical settlement of any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Agents or any of their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of such offering or settlement through the repayment of that indebtedness.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement.
For additional information, see “Plan of Distribution—Other Relationships.”

PLAN OF DISTRIBUTION
We have entered into the Equity Sales Agreement with the Agents and the Forward Purchasers relating to shares of our Common Stock offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the Equity Sales Agreement, an aggregate gross sales price of up to $250 million of shares of our Common Stock may be offered and sold from time to time through the Agents, as our sales agents or, as Forward Sellers, or directly to the Agents, as principals.
Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent may agree or (2) “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.
The Agents will offer our Common Stock subject to the terms and conditions of the Equity Sales Agreement on any trading day or as otherwise agreed to. We will designate the maximum number of shares of our Common Stock to be sold through or to an Agent on any trading day, or otherwise as we and the applicable Agent and the applicable Forward Purchaser agree, and the minimum price per share at which such shares of our Common Stock may be sold. Subject to the terms and conditions of the Equity Sales Agreement, the Agents will use their commercially reasonable efforts to sell all of our Common Stock so designated. We may instruct the Agents not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We, an Agent or a Forward Purchaser may suspend the offering of our Common Stock being made through the applicable Agent under the Equity Sales Agreement upon proper notice.
In connection with the sale of shares of our Common Stock, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Agent (including, in the case of Agent, as Forward Seller, in the form of a reduction to the initial forward sale price under the related forward sale agreement) may be deemed to be underwriting commissions or discounts. We have agreed in the Equity Sales Agreement to provide indemnification and contribution to the Agents and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

Our Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we have reason to believe that our Common Stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, we will promptly so notify the Agents, and sales of shares of our Common Stock under the Equity Sales Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Agent. If an Agent, that is subject to a sale instruction, has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to Sila or the shares subject to such sale instruction, it shall promptly notify us.
The offering of shares of our Common Stock pursuant to the Equity Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock subject to the Equity Sales Agreement (including shares sold by us to or through the Agents and borrowed shares sold through the Agents, as Forward Sellers) having an aggregate gross sales price of $250 million and (2) the termination of the Equity Sales Agreement by us, the Agents or the Forward Purchasers. An Agent or Forward Purchaser may terminate the Equity Sales Agreement at any time but only with respect to itself.
Commissions and Discounts
Each Agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our Common Stock sold through it as our sales agent under the Equity Sales Agreement. We may also agree with the applicable Agent to sell shares of our Common Stock using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable Agent a commission that may exceed 2.0% of the gross sales price.

In connection with each forward sale agreement, we will pay the applicable Agent, as Forward Seller, a commission (the “forward selling commission”), in the form of a reduction to the initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our Common Stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares.
Under the terms of the Equity Sales Agreement, we may also sell shares of our Common Stock to each of the Agents, as principal, at a price agreed upon at the time of sale. If we sell shares of our Common Stock to any Agent as principal, we will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
We estimate that the total expenses payable by us in connection with the offering and sale of shares of our Common Stock pursuant to the Equity Sales Agreement, excluding commissions and discounts payable to the Agents but including expenses paid prior to the date of this prospectus supplement and any transaction fees, transfer taxes or similar charges imposed by any governmental or self-regulatory organization in connection with the sales, will be approximately $600,000.
Sales Through Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, as Forward Seller, shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.
In connection with any forward sale agreement and our instructions accepted by the relevant Forward Purchaser and Agent, as Forward Seller, the relevant Agent, as Forward Seller, will use its commercially reasonable efforts to sell such shares of Common Stock, on the terms and subject to the conditions set forth in the Equity Sales Agreement and the relevant forward sale agreement. We will instruct such Agent as to the target amount of Common Stock to be sold by it as Forward Seller and may also instruct such Agent not to sell such Common Stock if the sales cannot be effected at or above a price designated by us. We or the applicable Agent, as Forward Seller, may at any time immediately suspend the offering of shares of our Common Stock through such Agent, as Forward Seller, upon notice to the other party.
Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our Common Stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. Upon physical settlement under a forward sale agreement, we will have the right to receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the relevant forward price per share under such forward sale agreement and (2) the number of shares of our Common Stock that are being physically settled. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed shares of our Common Stock were sold by the relevant Agent, as Forward Seller, during the applicable forward hedge selling period in accordance with the Equity Sales Agreement to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to adjustments to such volume-weighted average of the sales prices during the forward hedge selling period based on the same factors described in the next two sentences). Thereafter, the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our Common Stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. We will not receive any proceeds from any sale of borrowed shares of our Common Stock through an Agent, as Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (an affiliate thereof).

We expect that, before any issuance of shares of our Common Stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our Common Stock used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward hedge selling period) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale agreement except during periods when the average market price of our Common Stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on the specified daily rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and subject to decrease by amounts related to expected dividends on our Common Stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our Common Stock by us could result in dilution to our earnings per share.
We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of Common Stock subject to such forward sale agreement, subject to certain exceptions pursuant to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our Common Stock in secondary market transactions over an unwind period so as to:
•return shares of our Common Stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our Common Stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and
•if applicable, in the case of net share settlement, deliver shares of our Common Stock to us to the extent required upon settlement of such forward sale agreement.

In general terms and subject to a particular forward sale agreement: if the market value of shares of our Common Stock during the relevant unwind period under a particular forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under the relevant forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. If the market value of shares of our Common Stock during the relevant unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by a Forward Purchaser under the applicable forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our Common Stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our Common Stock to such Forward Purchaser.
In addition, the purchase of our Common Stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position and settle its obligations could cause the price of our Common Stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because insufficient shares of our Common Stock have been made available for borrowing by securities lenders or such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our Common Stock that constitutes an extraordinary dividend or is payable in (a) cash in excess of specified amounts (other than an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than our Common Stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward

Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our Common Stock) or (b) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Common Stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share.
In addition, upon certain events of bankruptcy or insolvency relating to us, any forward sale agreement will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our Common Stock or receive any proceeds pursuant to such forward sale agreement.
The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the master forward sale agreement is included as an exhibit to the Equity Sales Agreement, and the Equity Sales Agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

Settlement Procedures
Each Agent will provide written confirmation to us following the close of trading on the NYSE on each day during which shares of our Common Stock were sold by the Agent under the Equity Sales Agreement. Each confirmation will include the number of shares of our Common Stock sold on that day, the aggregate gross sales proceeds received from the sale of such shares of our Common Stock, the aggregate net proceeds to us or the applicable Forward Purchaser and the aggregate commission payable by us to the Agent with respect to such sales.
Settlement for sales of shares of our Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the trade date on which such sales were made. Settlement dates for forward sale agreements will be agreed upon with the Forward Purchaser. There are no agreements for funds to be received in escrow, trust or similar relationship.
Reporting
We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly the number of shares of our Common Stock sold through the Agents under the Equity Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of shares of our Common Stock.
Other Relationships
The Agents, Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Agents, Forward Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
As of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders under our Unsecured Credit Facility. As described above under “Use of Proceeds,” we may use a portion of the net proceeds from this offering or from any forward sale agreement to repay the outstanding balance under our Unsecured Credit Facility, if any, such affiliates of the applicable Agents therefore may receive their proportionate share of any amount that is repaid with the net proceeds from this offering or from any forward sale agreement. Likewise, to the extent that net proceeds from this offering or upon physical settlement of any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Agents or any of their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of such offering or settlement through the repayment of that indebtedness.
In addition, in the ordinary course of their various business activities, the Agents, Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Agents, Forward Purchasers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as
Forward Seller, shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Hogan Lovells US LLP. Certain tax matters will be passed upon for us by Venable LLP. Sidley Austin LLP will act as counsel to the Agents and the Forward Purchasers.

EXPERTS
The consolidated financial statements of Sila Realty Trust, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC in connection with, among other offerings of securities, the offering of shares of our Common Stock pursuant to this prospectus supplement. In addition, we file annual, quarterly and current reports, and proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s internet site at http://www.sec.gov. Our reference to the SEC’s internet site is intended to be an inactive textual reference only.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete, and you should refer to the filed copy of the contract or document.
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC prior to the termination of the applicable offering of shares of our Common Stock pursuant to this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC prior to the termination of such offering will update and supersede this information.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

• Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 9, 2025, and June 30, 2025, filed with the SEC on August 7, 2025;
•Our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 (or any related exhibit furnished under Item 9.01(d) thereof)) filed with the SEC on February 19, 2025, February 25, 2025, May 7, 2025, May 21, 2025 and August 6, 2025;
•Our Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and
•The description of our Common Stock contained in our Registration Statement on Form 8-A12B (File No. 001-42129) filed with the SEC on June 10, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement and the accompanying prospectus. You should direct requests for documents to:
SILA REALTY TRUST, INC.
1001 WATER STREET, SUITE 800
TAMPA, FLORIDA 33602
(813) 287-0101
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

SILA REALTY TRUST, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

Sila Realty Trust, Inc. may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock, $0.01 par value per share (our “Common Stock”), is listed on the New York Stock Exchange (“NYSE”) under the symbol “SILA.” On August 11, 2025, the last reported sale price of our Common Stock was $25.42 per share. None of the other securities offered hereby are currently listed on a national securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise specified or the context otherwise requires, references in this prospectus to “Sila,” “we,” “our,” “us,” and the “Company” refer to Sila Realty Trust, Inc., a Maryland corporation, our Operating Partnership (as defined below) and all wholly owned subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://silarealtytrust.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 9, 2025, and June 30, 2025, filed with the SEC on August 7, 2025;
•Our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01(or any related exhibit furnished under Item 9.01(d)) thereof) filed with the SEC on February 19, 2025, February 25, 2025, May 7, 2025, May 21, 2025, and August 6, 2025;
•Our Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and
•The description of our Common Stock contained in our Registration Statement on Form 8-A12B (File No. 001-42129) filed with the SEC on June 10, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents to:
SILA REALTY TRUST, INC.
1001 WATER STREET, SUITE 800
TAMPA, FLORIDA 33602
(813) 287-0101

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, goals, objectives, initiatives, financial position, prospects, competition, future transactions, acquisitions and partnerships, availability of funds, payment of distributions, share repurchases, offerings of securities (including the type and terms of such securities and the methods used for such offerings), capital and other significant expenditures, and liquidity, and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which the statements are made. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date on which they were made. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The forward-looking statements should be read in light of the risk factors identified in the Item 1A. Risk Factors section of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as those discussed in this prospectus and any accompanying prospectus supplement, as such factors may be updated from time to time in any future filings we make with the SEC.

THE COMPANY
Sila Realty Trust, Inc. is headquartered in Tampa, Florida and has elected, and currently qualifies, to be taxed as a real estate investment trust (“REIT”), under the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes. Substantially all of Sila Realty Trust, Inc.’s business is conducted through Sila Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”). Sila Realty Trust, Inc. is the sole general partner of the Operating Partnership and directly and indirectly owns 100% of the Operating Partnership.
We are an internally managed company primarily focused on investing in high quality healthcare facilities across the continuum of care, which we believe typically generate predictable, durable and growing income streams. We may also make other real estate-related investments, which may include equity or debt interests in other real estate entities.
Corporate Information
On January 11, 2013, Sila was incorporated as Carter Validus Mission Critical REIT II, Inc., a Maryland corporation. The Company changed its name to Sila Realty Trust, Inc. in September of 2020. On June 13, 2024, our Common Stock began trading on the NYSE under the ticker symbol “SILA” and all other classes of our then outstanding common stock automatically converted into Common Stock. Our principal executive offices are located at 1001 Water Street, Suite 800, Tampa, Florida 33602, and our telephone number is (813) 287-0101. Our website address is https://silarealtytrust.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospectus and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, among other things, repaying amounts outstanding from time to time under our credit facilities, working capital and capital expenditures, potential future acquisitions, or a combination of the foregoing.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Third Articles of Amendment and Restatement, as amended (our “charter”), our amended and restated bylaws (our “bylaws”), and the applicable provisions of the Maryland General Corporation Law (the “MGCL”). We have filed copies of our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
General
Our charter authorizes us to issue up to 610,000,000 shares of stock, of which 510,000,000 shares are classified as common stock, $0.01 par value per share, and 100,000,000 shares are classified as preferred stock, $0.01 par value per share (“preferred stock”). As of August 6, 2025, we had 55,161,450 shares of our Common Stock outstanding.
Our board of directors, with the approval of a majority of our entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of our stock or the number of shares of stock of any class or series that we have authority to issue.
Each share of Common Stock is entitled to participate in distributions on shares when and as authorized by our board of directors and declared by us and in the distribution of our assets upon liquidation. See “—Distribution Policy” below. Shares of Common Stock are not subject to mandatory redemption. The shares of Common Stock have no preemptive rights or cumulative voting rights.
Shares of our stock are currently held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminates the need to return a duly executed stock certificate to the transfer agent to effect a transfer.
Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued Common Stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at that time.
Common Stock
All of the shares of our Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Our Common Stock currently trades on the New York Stock Exchange under the ticker symbol “SILA”.
Voting Rights
Subject to the restrictions on ownership and transfer of our stock set forth in our charter and as may otherwise be specified in our charter, each share of Common Stock is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast, unless more than a majority of the votes cast is required by statute, subject to any voting rights granted to holders of any preferred stock. A nominee for director shall be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. For contested director elections, a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present is required to elect the stockholder nominee that would result in a number of nominees that is greater than the number of directors to be elected at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of shares ratably.
Preferred Stock
Our charter authorizes our board of directors, without stockholder approval, to designate and authorize us to issue one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any class or series of preferred stock preferences, powers, and rights senior to the rights of holders of Common Stock. If we ever create and issue preferred stock with a distribution preference over Common Stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the Common Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the holders of Common Stock, likely reducing the amount holders of Common Stock would otherwise receive upon such an occurrence.
Our board of directors, without stockholder approval, may authorize us to issue preferred stock with conversion rights that could adversely affect the holders of Common Stock. We currently have no preferred stock issued or outstanding.
The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that the preferred stock may be issuable upon the exercise of warrants or the exercise or conversion of other securities we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary or other charter provisions relating to that class or series.
The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the class or series of preferred stock as follows:
•the designation and par value of such class or series of preferred stock;
•the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;
•the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock;
•whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;
•the provision for a sinking fund, if any, for such class or series of preferred stock;
•any listing of such class or series of preferred stock on any securities exchange;
•the preemptive rights, if any, of such class or series of preferred stock;
•the terms and conditions, if applicable, upon which shares of such class or series of preferred stock will be convertible into shares of Common Stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof);
•a discussion of any additional material federal income tax consequences appliable to an investment in such class or series of preferred stock;
•any limitations on actual, beneficial and constructive ownership and restrictions on transfer, in each case as may be appropriate to assist us to preserve our status as a REIT;
•the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;
•any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;
•any voting rights of such class or series of preferred stock; and
•any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, each holder of Common Stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of Common Stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot consolidate, merge, convert, engage in a statutory share exchange, transfer of all or substantially all of its assets, or dissolve, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Restrictions on Ownership and Transfer
In order for us to maintain our qualification as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of shares of our stock:
•five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or through certain constructive ownership rules, more than 50% in value of the outstanding shares of our stock (after taking into account options to acquire shares of stock) during the last half of a taxable year, other than our first REIT taxable year; and
•100 or more persons must beneficially own shares of our stock during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year of less than twelve months, other than our first REIT taxable year.
Our charter contains restrictions on the ownership and transfer of our stock so as to ensure our continued qualification as a REIT under the Code. The relevant sections of our charter are discussed below. However, there can be no assurance that this prohibition will be effective. Further, the constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may beneficially or constructively own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock.
Our board of directors, in its sole discretion, may prospectively or retroactively waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT and if certain other representations and undertakings required by our charter are received. Also, these restrictions on transfer and ownership will not apply if our directors determine that it is no longer in our best interests to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.
Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:
•result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;
•with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•result in our being “closely held” within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);
•result in our owning, directly or indirectly, an interest in any tenant or subtenant if the income derived from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; or
•otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in: (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section

856(h) of the Code, (iii) our owning (directly or indirectly) an interest in any tenant or subtenant that would violate the restriction noted above or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities. Subject to Maryland law, the trustee will also have the authority: (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limits or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale), or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the event causing the Excess Securities to be held in the beneficial trust). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we will have the right to purchase any Excess Securities at the lesser of: (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who: (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice of such transaction or, in the case of a proposed or attempted transaction, 15 days’ prior written notice of such proposed or attempted transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering or private placement of shares (only to the extent necessary to facilitate such public offering or private placement) or to a person or persons so exempted (prospectively or retroactively) from the ownership limits by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized and the receipt of certain other representations and undertakings required by our charter. Any person who owns more than 5% of the outstanding shares is required to deliver written notice within 30 days after the end of each taxable year setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. In addition, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT.

Distribution Policy

In order to maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders in an amount at least equal to the sum of:
•90% of our annual REIT taxable income; and

•90% of our after-tax net income, if any, from foreclosure property; minus
•The excess of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for the purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We currently intend to pay periodic distributions to our stockholders unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The discretion of our board of directors will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Code. To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax at the U.S. federal corporate income tax rate on the retained portion of such income.

In accordance with Maryland law, we generally may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus the liquidation preferences of any preferred stock, if any.

For federal income tax purposes, distributions to holders of our Common Stock are characterized as ordinary dividends, capital gain distributions, or non taxable distributions. Distributions will generally be treated as ordinary dividends unless they are in excess of our earnings and profits. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, such excess will be a non taxable return of capital, reducing the basis in each U.S. stockholder’s shares. Further, the amount of distributions in excess of a U.S. stockholder’s tax basis in such shares will be taxed as capital gains (provided that the shares of our capital stock have been held as a capital asset) and will be taxable as long-term capital gain if the shares of our capital stock have been held for more than one year.

Stockholder Liability

The MGCL provides that our stockholders:
•are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.
Certain Anti-Takeover Provisions of our Charter and Bylaws and Maryland Law
    Our charter and bylaws and certain provisions of the MGCL contain provisions that may delay, defer or discourage another party from acquiring control of us. For more information about these provisions, please refer to the section of this prospectus entitled “Certain Provisions of Maryland Law and of our Charter and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement (“Depositary Shares”). Shares of a class or series of preferred stock represented by Depositary Shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary (such depositary receipts will evidence the Depositary Shares). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the Depositary Shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those Depositary Shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the Depositary Shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences. The applicable prospectus supplement will also describe the particular combination of securities constituting any Depositary Shares and any other specific terms of those Depositary Shares.

Copies of the applicable form of deposit agreement and depositary receipt will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related Depositary Shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF WARRANTS

We may issue separately, or together with shares of our preferred stock or Common Stock offered by any prospectus supplement, warrants for the purchase of additional shares of preferred stock or Common Stock (“Warrants”). The Warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the Warrants, all as set forth in the applicable prospectus supplement relating to the particular series of Warrants.

The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant agreement and Warrant certificate, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the Warrants in respect to which this prospectus is being delivered including, where applicable, the following:
•the title of the Warrants;
•the aggregate number of the Warrants;
•the price or prices at which the Warrants will be issued;
•the designation, terms and number of shares of our Common Stock or preferred stock that may be purchased upon exercise of the Warrants;
•the designation and terms of the securities, if any, with which the Warrants are issued and the number of the Warrants issued with each such offered security;
•the date, if any, on and after which the Warrants and related shares of our Common Stock or preferred stock with which the Warrants are issued will be separately transferable;
•the price (or manner of calculation of the price) at which each share of our Common Stock or preferred stock may be purchased upon exercise of the Warrant;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•the minimum or maximum amount of the Warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•a discussion of material U.S. federal income tax considerations; and
•any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

The exercise of any Warrants will be subject to, and limited by, the transfer and ownership restrictions in our charter. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

We may sell Warrants to purchase our Common Stock or preferred stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the Warrants, including whether our or your obligations, if any, under any Warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of Common Stock or preferred stock at a future date or dates. The price per share of Common Stock or preferred stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The following summary of the purchase contracts is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of any purchase contract, a form of which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the purchase contracts in respect to which this prospectus is being delivered including, where applicable, the following:
•whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our Common Stock or preferred stock and the nature and amount of Common Stock or preferred stock, or the method of determining that amount;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Common Stock or preferred stock;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts; and
•whether the purchase contracts will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The following summary of the units is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of any related unit agreement and unit certificate, forms of which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the units in respect to which this prospectus is being delivered including, where applicable, the following:
•the title of any series of units;
•the designation and terms of the units and of the securities comprising the units;
•the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•whether the units will be issued in fully registered or global form;
•a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
•a discussion of the material U.S. federal income tax considerations applicable to the units;
•whether the units will be listed on any securities exchange; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global securities, or, collectively, global securities. The Depository Trust Company (“DTC”), New York, New York, will act as the securities depositary for the global securities. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws.
Our Board of Directors
According to our charter and bylaws, the number of directors of our Company shall be six, which number may be increased or decreased from time to time by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL (which is currently one) nor, unless our bylaws are amended, more than fifteen.
Except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our directors will be elected by our holders of Common Stock to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of our Common Stock will have no right to cumulative voting in the election of directors. Our bylaws provide that each director shall be elected by the affirmative vote of a majority of the total votes cast for and against such nominee, except that a plurality voting standard shall be applicable in a contested election.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under Maryland law, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, or share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by the outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s holders of Common Stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution elected to opt out of the business combination provisions of the MGCL, provided, however, that any such business combination is first approved by the board of directors. We cannot provide you any assurance, however, that our board of directors will not opt to be subject to such business combination provision at any time in the future. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter, excluding shares owned by:
•the acquiring person;
•our officers; and
•our employees who are also directors.

“Control shares” means shares of stock that, would, if aggregated with all other shares of stock (including shares the acquisition of which is excluded from “control share acquisition” pursuant to the MGCL) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock in the election of directors within any of the following ranges of voting power:
•one-tenth or more, but less than one-third of all voting power;
•one-third or more, but less than a majority of all voting power; or
•a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired due to a merger, consolidation or share exchange if the corporation is a party to the merger, consolidation or share exchange. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including a written undertaking to pay the expenses of a special meeting, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days after the day on which we received both the request to consider the voting rights of the control shares and the aforementioned undertaking. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the tenth day after the control share acquisition as required by the MGCL, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or statutory share exchange if we are a party to the merger, consolidation, or statutory share exchange.

As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•a classified board of directors,
•a two-thirds vote requirement for removing a director,
•a requirement that the number of directors be fixed only by vote of the directors,
•a requirement that a vacancy on the board of directors be filled only by affirmative vote of a majority of the remaining directors in office even if the remaining directors do not constitute a quorum, and
•a majority of all the votes entitled to be cast at the meeting requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. We have not elected to be subject to any of the other provisions of Subtitle 8, nor have we taken any action to prohibit us from making such elections in the future. However, through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting of stockholders must be brought in accordance with our bylaws. Our bylaws provide that any business may be transacted at the annual meeting of stockholders without being specifically designated in the notice of meeting, except such business as is required by any statute to be stated in such notice. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to our board of directors and proposals of other business may be made at an annual meeting, but only:
•pursuant to the notice of the meeting;
•by or at the direction of our board of directors; or
•by a stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in our bylaws, and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:
•(a) not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting and (b) not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; or
•if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is made.

Nominations of individuals for election to our board of directors may be made at a special meeting at which directors are to be elected, but only:

•by or at the direction of our board of directors; or
•provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in the bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:
•not earlier than the 120th day prior to the special meeting; and
•not later than 5:00 p.m., Eastern Time, on the later of either:
•the 90th day prior to the special meeting; or
•the tenth day following the day of on which public announcement is first made of the date of the special meeting.

The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control.
Amendments to Our Charter and Bylaws
Our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted, by either our board of directors or the stockholders by a majority of the votes entitled to be cast on the matter.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any internal corporate claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee to us or our stockholders or (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws, or (b) any other action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine of Maryland law. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the provisions of our charter and bylaws, including the exclusive forum provisions in our bylaws. This choice of forum provision may limit a stockholder’s right to bring a claim in a judicial forum that the stockholder believes is favorable for such disputes and may discourage lawsuits against us and any of our directors, officers or other employees.
Meetings of Stockholders
Under our bylaws, annual meetings of stockholders will be held each year at a date, time and place, or not be held at any place, but instead may be held partially or solely by means of remote communication, as determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all relevant circumstances, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•a written undertaking, which may be unsecured, by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct has not been met.
Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•any individual who is a present or former director or officer of the Company and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.
Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to an individual who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Indemnification Agreements
We have entered into indemnification agreements with certain of our current and former directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Restrictions on Ownership and Transfer of our Stock
Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in continuing to qualify as a REIT. Subject to certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (i) more than 9.8% in value of the outstanding shares of any class or series of our capital stock, or (ii) more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our Common Stock. For more information regarding these and other restrictions on the ownership and transfer of our stock imposed by our charter, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a prospective holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. For purposes of this section, references to the “Company,” “we,” “our” and “us” mean only Sila Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. Venable LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•financial institutions or broker-dealers;
•traders in securities that elect to use a mark-to-market method of accounting for such traders’ securities holdings;
•banks;
•insurance companies;
•entities treated as partnerships for U.S. federal income tax purposes;
•persons liable for the alternative minimum tax;
•tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt U.S. Stockholders of Our Common Stock” below);
•non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders of Our Common Stock” below);
•subchapter S corporations;
•regulated investment companies and REITs;
•trusts and estates;
•holders who receive our stock through the exercise of employee stock options or otherwise as compensation;
•persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•persons holding our stock through a partnership or similar pass-through entity;
•persons that purchase or sell shares of stock as part of a wash sale for U.S. federal income tax purposes;
•persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and
•U.S. stockholders whose functional currency is not the U.S. dollar.
This summary assumes that holders hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR

SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION, AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were incorporated on January 11, 2013 as a Maryland corporation. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of Venable LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2019 through December 31, 2024, and our actual ownership, organization, and method of operation through the date hereof has enabled, and our proposed ownership, organization, and method of operation will continue to enable, us to meet the requirements for qualification and taxation as a REIT through December 31, 2025. Investors should be aware that Venable LLP’s opinion is based upon various customary assumptions, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. In connection with the foregoing, we have represented to Venable LLP that we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws so as to qualify, and remain qualified, as a REIT for our taxable years ended December 31, 2014 through December 31, 2018. Venable LLP’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Venable LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock, and the percentage of our earnings that we distribute. In addition, certain of the asset tests depend upon the fair market values of assets that we own directly or indirectly, and such values may not be susceptible to a precise determination. Venable LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Venable LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal tax in the following circumstances:

•We will pay U.S. federal income tax at the regular corporate rate on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•We will pay a 100% tax on our net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
•If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to corporate income tax at the highest applicable rate (currently 21%).
•If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:
◦the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
◦a fraction intended to reflect the profit margin associated with our gross income.
•If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of  (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.
•We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•We will be subject to a 100% excise tax on transactions with any taxable REIT subsidiary (any “TRS”) that are not conducted on an arm’s-length basis.
•If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax of at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the corporate tax rate if that amount exceeds $50,000 per failure.
•If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•If we acquire any asset from an entity treated as a C corporation (i.e., a corporation that generally is subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate (currently 21%) if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
◦the amount of gain that we recognize at the time of the sale or disposition, and
◦the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”
•The earnings of our lower-tier entities that are treated as C corporations, including our TRS and any other TRS we may form in the future, will be subject to U.S. federal corporate income tax.

     In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as further described below, our TRS and any other TRS we may form in the future will be subject to U.S. federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.It is managed by one or more trustees or directors.

2.Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.It would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT.
4.It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.At least 100 persons are beneficial owners of its shares or ownership certificates.
6.Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8.It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.
10.It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

     We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied beginning with our 2015 taxable year.

Our charter provides restrictions regarding the transfer and ownership of shares of our outstanding capital stock to assist us in maintaining our qualification as a REIT. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A “qualified REIT subsidiary” is a corporation, all of the shares of which are owned by the REIT, or by other disregarded subsidiaries of the REIT or by a combination of the two, and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes (including for purposes of the REIT income and asset tests) unless it has elected to be taxed as a corporation for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of our Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. While we intend to continue to operate in conformity with the REIT requirements and in a manner that will allow us to maintain our REIT status, no assurance can be given that the actual results of our (and the Operating Partnership’s) operations for any taxable year will allow us to satisfy such requirements or that we will be able to maintain our status as a REIT. Moreover, while we believe our Operating Partnership will be a disregarded entity for federal income tax purposes, no assurances can be given that the IRS will not challenge the classification of our Operating Partnership as a disregarded entity for U.S. federal income tax purposes.

We may from time to time be a limited partner or non-managing member in partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provisions, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. We may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the shares issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and gross income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation jointly elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs for the taxable year ending December 31, 2025; this limit is increased to 25% of the value of a REIT’s assets for taxable years beginning after December 31, 2025. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally will be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

Certain restrictions imposed on TRSs (as well as on taxable corporations generally) are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, overall limitations on the deductibility of net interest expense by businesses could apply to our TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for the services rendered to our tenants are substantially comparable to the charges for such similar services; (3) rents paid to us by tenants (leasing at least 25% of the net leasable space in such property) that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” if the TRS leases a healthcare facility from us that is a “qualified health care property” and such healthcare facility is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “Eligible Independent Contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. We do not currently intend to lease our healthcare facilities to a TRS. However, we may lease healthcare facilities that we currently own or acquire to a TRS in the future, to the extent such healthcare facilities qualify as “qualified health care properties.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•rents from real property;
•interest on debt secured by mortgages on real property, or on interests in real property;
•dividends or other distributions on, and gain from the sale of, shares in other REITs;
•gain from the sale of real estate assets, other than:
◦property held primarily for sale to customers in the ordinary course of business;
◦debt instruments issued by “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act), unless the debt instrument is secured by real property or an interest in real property;
◦income derived from the operation, and gain from the sale, of foreclosure property;
◦amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and
◦income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

    Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. “Rents from real property” is qualifying income for both 75% and 95% gross income tests, provided certain conditions are satisfied. Our leases generally are on a “triple-net” basis, requiring the tenant-operators to pay substantially all expenses associated with the operation of the healthcare facilities, such as real estate taxes, insurance, utilities, services, maintenance and other operating expenses and any ground lease payments. Rents under our leases will constitute “rents from real property” only if the leases are treated as “true leases” for U.S. federal income tax purposes and are not treated as service contracts, joint ventures, financing arrangements or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•the intent of the parties;
•the form of the agreement;
•the degree of control over the property that is retained by the property owner (e.g., whether the tenant has substantial control over the operation of the property or whether the tenant was required simply to use its best efforts to perform its obligations under the agreement);
•the extent to which the property owner retains the risk of loss with respect to the operation of the property (e.g., whether the tenant bears the risk of increases in operating expenses or the risk of damage to the property);
•whether the lease term exceeds the useful life of the property;
•whether the tenant has the option to acquire the property for less than fair market value; and
•the extent to which the property owner retains the burdens and benefits of ownership of the property.

We believe that each of our leases will be treated as a “true lease” for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:

•we and the tenants intend for each relationship between them to be that of a lessor and lessee and such relationship will be documented by lease agreements;
•the tenants have the right to exclusive possession and use and quiet enjoyment of the property during the term of the leases;
•the tenants bear the cost of, and are responsible for, day-to-day maintenance and repair of the property, and will dictate how the properties are operated, maintained and improved;
•the tenants bear all of the costs and expenses of operating the healthcare facilities during the terms of the leases;
•the tenants benefit from any savings in the costs of operating the property during the terms of the leases;
•the tenants generally are required to indemnify us against all liabilities imposed on us during the term of the leases by reason of (a) injury to persons or damage to property occurring at the property, or (b) the use, management, maintenance or repair of the property;
•the tenants are obligated to pay rent for the period of use of the property;
•the tenants stand to reap substantial gains (or incur substantial losses) depending on how successfully they operate the property;
•the useful lives of the property are significantly longer than the terms of the leases; and
•we will receive the benefit of increases in value, and will bear the risk of decreases in value, of the properties during the terms of the leases.

However, if the IRS were to successfully challenge the characterization of our leases as true leases, we would not be treated as the owner of the property in question for U.S. federal income tax purposes. If our leases are recharacterized as partnership agreements, rather than true leases, part or all of the payments that we receive from the tenant-operators may not be considered rent or may not otherwise be treated as qualifying income. In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose REIT qualification. If any of our leases are recharacterized as a financing transaction or loan for U.S. federal income tax purposes, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

We will continue to use our best efforts to structure any leasing transaction, including leasing transactions from our sale-leaseback transactions, so that the lease will be characterized as a true lease and we will be treated as the owner of the healthcare facility in question for U.S. federal income tax purposes. We will not seek an advance ruling from the IRS and do not intend to seek opinions of counsel that our leases will allow us to be treated as the owner of the leased healthcare facilities for U.S. federal income tax purposes, and thus there can be no assurance that our leases will be treated as true leases for U.S. federal income tax purposes.

In addition, rent received on a lease that is respected as a true lease will qualify as “rents from real property” only if each of the following conditions is met:

•First, the rent must not be based, in whole or in part, on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.
•Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified) (other than a tenant or subtenant that is a TRS).
•Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered “to be provided for the tenants’ convenience.” In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

Currently, we do not lease significant amounts of personal property pursuant to our leases nor do we lease our properties to related party tenants. None of the rental provisions of our lease terms are based, in whole or in part, on the income or profits of any person. Moreover, we do not currently perform any services other than customary ones for our tenant-operators, unless such services are provided through independent contractors from whom we do not receive or derive income or through a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenant-operators may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” includes only amounts received that are compensation for the use or forbearance of money, but does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. Interest income qualifying for the 75% gross income test includes only mortgage interest income on loans secured by real property or interests in real property.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our healthcare facilities have been or will be held primarily for sale to customers and that any sales of our healthcare facilities have not been and will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of real property by a

REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•the REIT has held the property for not less than two years;
•the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;
•either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;
•in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the TRS at regular U.S. federal corporate income tax rates.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Foreclosure property includes certain “qualified health care properties” (as defined above under “—Taxable REIT Subsidiaries”). We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property that is property with respect to which a foreclosure election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property. Given the nature of our activities, we do not expect to have any foreclosure property.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), or (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•our failure to meet those tests is due to reasonable cause and not to willful neglect;
•we attach a schedule of our income sources to our federal income tax return; and
•any incorrect information on the schedule is not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the product of the gross income attributable to the excess net income and a fraction intended to reflect the profit margin associated with our gross income.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
•government securities;
•interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;
•interests in mortgage loans secured by real property;
•shares (or transferable certificates of beneficial interest) in other REITs and debt instruments issued by “publicly offered REITs”; and
•investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, except for certain investments in REITs, TRSs and other securities in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, except for certain investments in REITs, TRSs and other securities in the 75% asset class, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and “10% value test,” respectively).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs for the taxable year ending December 31, 2025. This limit is increased to 25% of the value of a REIT’s assets for taxable years beginning after December 31, 2025.

Fifth, no more than 25% of the value of our total assets may consist of securities other than those in the 75% asset class (the “25% securities test”).

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10.0 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Currently, we believe that our assets satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must make distributions, other than capital gain distributions, to our stockholders in an aggregate amount at least equal to:

•the sum of:
◦90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and
◦90% of our after-tax net income, if any, from foreclosure property, minus
•the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

In addition to the annual distribution requirement described above, to continue to qualify as a REIT, we must not have any non-REIT accumulated earnings and profits, as measured for U.S. federal income tax purposes, at the end of any REIT taxable year. We were required distribute any such non-REIT accumulated earnings and profits that we had when we elected to be taxable as a REIT prior to the end of our first REIT taxable year, which ended December 31, 2014. We did not have any earnings and profits from prior years and we believe we made sufficient distributions in 2014 such that we did not have any undistributed non-REIT earnings and profits at the end of 2014. However, no complete assurance can be provided that we accurately determined our non-REIT earnings and profits or distributed those amounts before the end of our first REIT year. If it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first REIT taxable year or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•85% of our REIT ordinary income for such year,
•95% of our REIT capital gain income for such year, other than the capital gain net income that we elect to retain and pay tax on for that year, and
•any undistributed taxable income (ordinary and capital gain) from all prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute and the amounts we retained and upon which we paid income tax at the corporate level.
We may elect to retain and pay U.S. federal income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we would be required to pay the tax on these gains; our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.
We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax. However, it is possible that we may experience timing differences between (a) the actual receipt of revenues and payment of deductible expenses, and (b) the inclusion of that revenue in our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable share distributions to meet the distribution requirement.
Limitations on Deductions of Business Interest. In general, and subject to certain exceptions, a taxpayer’s net interest expense deduction is limited to 30% of the taxpayer’s adjusted taxable income. Adjusted taxable income means the taxable income of the taxpayer computed without regard to (i) any item of income, gain, deduction, or loss which is not properly allocable to a trade or business; (ii) any business interest deductions or business interest income; and (iii) the amount of any net operating loss (“NOL”) deduction. For taxable years beginning after January 1, 2022 and ending on or before December 31, 2024, depreciation and amortization are taken into account to reduce adjusted taxable income for purposes of computing the limitation. For partnerships incurring interest expenses, the interest deduction limit is applied at the partnership level, and the amount deductible by a beneficial owner of such partnership is generally calculated based on the partnership’s adjusted taxable income. Disallowed interest expense is not currently deductible and is carried forward indefinitely.

A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We believe this definition encompasses our business and we have elected to opt out of the limits on interest deductibility. Because we have made this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

NOL Deductions. For taxable years beginning after December 31, 2020, the NOL deduction is generally limited to 80% of taxable income (before the NOL deduction). REITs may indefinitely carryforward (but not carryback) unused NOLs.

Elective Cash/Stock Dividends. We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we do not currently intend to pay dividends in our stock, if in the future we choose to pay dividends in our stock, our stockholders may be required to pay tax in excess of the cash that they receive.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid U.S. federal income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify and maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

 Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal corporate income tax. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

TAXATION OF U.S. STOCKHOLDERS

This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock.

As used herein, the term “U.S. stockholder” means a beneficial owner of our capital stock that for U.S. federal income tax purposes is:

•a citizen or resident of the United States;
•a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
•an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Code Section 7701(a)(30)) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Ordinary Distributions

As long as we maintain our qualification as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” eligible for the 20% deduction. However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below.

A U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, reduced by the 20% deduction described above.

However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as any TRS of ours, and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends without regard to how long the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions.

We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such shares. A U.S. stockholder who receives a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares will recognize such excess as capital gain (which will be short-term if the shares have been held for one year or less). In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual U.S. federal income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Capital Gain Distributions

    Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholders has held his or her shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted U.S. federal income tax basis in their shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Distributions that qualify for capital gain rates do not qualify for the new 20% deduction for individual, trust and estate stockholders described above.
Taxation of U.S. Stockholders on the Disposition (other than a Redemption) of Common Stock

A U.S. stockholder generally treats any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis at the time of disposition. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital.

Losses recognized by a U.S. stockholder upon the disposition of our shares will be considered capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. stockholder as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on the Redemption of Common Stock

In general, the treatment of a redemption of any Common Stock will depend on whether the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the stock (in which case the redemption will be treated in the same manner as a sale described in “— Taxation of U.S. Stockholders on the Disposition (other than a Redemption) of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the stock if:

•the distribution is “substantially disproportionate”, which requires that the U.S. stockholder’s percentage of our total outstanding voting shares that it actually and constructively owns immediately following the distribution is less than 80% of the percentage of our total outstanding voting shares that it actually and constructively owned immediately before the distribution and the U.S. stockholder has a similar reduction in its percentage ownership of our total outstanding Common Stock and the U.S. stockholder actually and constructively owns less than 50% of our total outstanding voting shares;
•the distribution results in a “complete termination” of the U.S. stockholder’s interest in our stock, which requires that as a result of the distribution, the U.S. stockholder no longer actually or constructively owns any of our outstanding shares of stock; or
•the distribution is “not essentially equivalent to a dividend”, which requires the distribution to result in a meaningful reduction of the U.S. stockholder’s proportionate interest in our stock (which is determined based on the U.S. stockholder’s particular facts and circumstances; however, in certain circumstances, in the case of a stockholder holding a small minority (e.g., less than 1%) of our stock, even a small reduction of a U.S. stockholder’s proportionate interest in our stock may satisfy this test).

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Contemporaneous dispositions or acquisitions of shares by a U.S. stockholder (or persons or entities related to such U.S. stockholder) may be deemed to be part of a single integrated transaction which will be taken into account in determining whether any of the foregoing tests have been satisfied. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of our stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of our Common Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Ordinary Distributions” above.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual U.S. federal income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of capital assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at a 20% or 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax on Unearned Income

A U.S. stockholder who is an individual is subject to a 3.8% tax on the lesser of (1) “net investment income” for the relevant taxable year or (2) the excess of modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. stockholder that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.
WE URGE THOSE OF YOU THAT ARE, OR WOULD BE IF PURCHASING OUR SHARES, A U.S. STOCKHOLDER TO CONSULT YOUR OWN TAX ADVISOR(S) TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX LAWS ON THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SHARES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.
Taxation of Tax-Exempt Stockholders

This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock, including any reporting requirements.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt U.S. stockholders generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

Moreover, social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different

UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Any such organization that is a prospective stockholder should consult its own tax advisor.

Finally, if we are “predominately held” by qualified employee pension benefit trusts, any qualified employee pension benefit trust that owns more than 10% of our shares of stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. We would be deemed to be “predominately held” by such trusts if either (a) one employee pension benefit trust owns more than 25% in value of our shares, or (b) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

 A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

TAXATION OF NON-U.S. STOCKHOLDERS

This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. The term “non-U.S. stockholder” means a beneficial owner of our stock that is a non-resident alien individual, foreign corporation, foreign partnership or foreign trust or estate. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax. The discussion herein will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Ordinary Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below (which distributions are discussed under

“FIRPTA”), and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A U.S. federal withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•a lower treaty rate applies and the non-U.S. stockholder provides us with proper certification on IRS Form W-8 (i.e., IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8EXP), evidencing eligibility for that reduced rate;
•the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder); or
•the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (discussed below).

 A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend (i.e., 30%).

By filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Capital Gain Distributions

Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those subject to FIRPTA, as discussed below, generally should not be subject to federal income taxation, unless (1) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%; or (2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. We will be required to withhold and to remit to the IRS 21% (or at a lower rate as provided for in Treasury Regulations, which to date have not been issued) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 21% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability.

Taxation of Non-U.S. Stockholders on the Disposition (other than a Redemption) of Common Stock

We expect to be classified as a United States real property holding corporation within the meaning of the FIRPTA rules (as defined and discussed below). Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Notwithstanding our potential status as a “United States real property holding corporation,” so long as our Common Stock is “regularly traded on an established securities market” within the meaning of Section 897 of the Code and applicable Treasury Regulations during the calendar year in which the sale or other disposition occurs, a non-U.S. stockholder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of Common Stock unless:

•the gain is effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. stockholder in the United States; in these cases, the non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. stockholder is a non-U.S. corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;
•the non-U.S. stockholder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. stockholder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. stockholder, if any; provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses; or
•the non-U.S. stockholder actually or constructively owns more than 10% of our Common Stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. stockholder held Common Stock.

Taxation of Non-U.S. Stockholders on the Redemption of Common Stock
If the redemption qualifies as a sale for U.S. federal income tax purposes (which qualifications are described above under “Taxation of U.S. Stockholders —Taxation of U.S. Stockholders on the Redemption of Common Stock”), the non-U.S. stockholder may be subject to a 15% withholding tax on the amount realized (or such lower rate as may be specified by an applicable income tax treaty) pursuant to the FIRPTA rules (as discussed below). In such case, the non-U.S. stockholder may be exempt from withholding tax if the non-U.S. stockholder is able to properly certify that they meet the requirements of an applicable exemption. If such a redemption does not qualify as a sale of Common Stock, the non-U.S. stockholder will be treated as receiving a distribution, the U.S. federal income tax consequences of which are described above under “Taxation of Non-U.S. Stockholders—Ordinary Distributions”. Non-U.S. stockholders are urged to consult with their own tax advisors regarding the tax consequences to them of holding Common Stock.
FIRPTA
For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on (i) distributions that are attributable to gain from our sale or exchange of a USRPI and (ii) a non-U.S. stockholder’s gain from the disposition of a USRPI. Such distributions and/or gain generally are subject to U.S. federal income tax, withholding, and filing requirements and are not exempt under applicable U.S. income tax treaties pursuant to FIRPTA. A USRPI generally includes shares in a corporation organized in the United States that is a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code.
Generally, a corporation is a USRPHC if, at any time in a five-year testing period, the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because substantially all of our assets consist of real property assets located in the United States, we believe we are a USRPHC (and therefore, our Common Stock is a USRPI because we are a domestic corporation).
Any gain recognized by a non-U.S. stockholder from the direct or indirect sale or other disposition of a USRPI, including an interest in a domestic USRPHC or a distribution that is attributable to gain from our sale or exchange of a USRPI, is treated as income that is effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, and the taxable amount is subject to U.S. federal income tax at graduated rates (“FIRPTA Tax”). Subject to certain exceptions, FIRPTA Tax is required to be collected by U.S. federal income tax withholding on the part of the purchaser (“Section 1445 Withholdings”). When applicable, and subject to the discussion below regarding withholding certificates, Section 1445 Withholdings are required at a rate of 15% of the amount realized on the sale or exchange of the USRPI to the extent allocable to non-U.S. stockholders. In addition, such a non-U.S. stockholder should be required to file a U.S. federal income tax return for the year of the sale and may be subject to additional U.S. federal income tax in connection with such filing.
A non-U.S. stockholder generally will not incur FIRPTA Tax with respect to gain realized upon a disposition of our Common Stock or a distribution that is attributable to gain from our sale or exchange of a USRPI as long as we are a “domestically-controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. While we intend to primarily target the sale of our shares to U.S. persons, we cannot control the composition of our ultimate stockholders, and therefore cannot assure you that we will qualify as a domestically- controlled REIT.

However, even if we fail to qualify as a domestically-controlled REIT, a non-U.S. stockholder that owned, actually or constructively, 10% or less of our stock at all times during a specified testing period will not incur FIRPTA Tax with respect to gain realized upon a disposition of our Common Stock or a distribution that is attributable to gain from our sale or exchange of a USRPI if the stock is “regularly traded” on an established securities market. We believe our Common Stock is treated as regularly traded on an established securities market, although no assurances can be provided in this regard. To the extent that our stock is regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA unless it owns more than 10% of our stock. In addition, distributions to certain non-U.S. stockholders that are publicly-traded and that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. Note that a distribution to a qualified stockholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend and subject to the tax treatment described in “Ordinary Distributions” and “Capital Gain Distributions” above. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA.
If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including our Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (a) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (b) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (a) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (b) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.
THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK. INVESTORS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK INCLUDING WITHOUT LIMITATION, THE EFFECT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES) AND STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).
Information Reporting Requirements and Withholding

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a non-U.S. person that has 50% or more of its gross income from all sources for specified periods from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s nonresident status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. stockholder will be allowed as a credit against such non-U.S. stockholder’s U.S. federal income tax liability (which might entitle such non-U.S. stockholder to a refund), provided that the required information is timely furnished to the IRS. Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. stockholder resides or is established.

OTHER TAX CONSEQUENCES

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our securities.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a securityholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, prospective securityholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
    Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers or we may sell the securities to investors directly on our own behalf in those jurisdictions where we are authorized to do so or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions, and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, or commissions from the purchasers for whom they may act as agents.
Shares of our Common Stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; (vi) sales through forward delivery contracts; and (vii) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and/or commissions received by them and any profit realized by them on resale of the securities, may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act or under certain contractual agreements with us. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities (if any such securities are purchased).
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any such purchaser will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.
The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters and selling group members, as well as their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC, pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either (i) purchasing securities in the open market following completion of the offering of such securities or (ii) exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph (or comparable transactions that are described in any accompanying prospectus supplement) may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Shares of our Common Stock are listed on the NYSE under the symbol “SILA.” Any series of preferred stock, Warrants or units we offer will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Hogan Lovells US LLP. Certain tax matters will be passed upon for us by Venable LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Sila Realty Trust, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$250,000,000
Sila Realty Trust, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities	Wells Fargo Securities	Truist Securities

BMO Capital Markets	Huntington Capital Markets	Citigroup

Janney Montgomery Scott

August 12, 2025